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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE]


                                 October 1, 1996



Cathay Bancorp, Inc.
777 North Broadway
Los Angeles, California 90012

                       Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Cathay Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (Registration No. 333-12177) filed with the Securities and Exchange Commission on September 17, 1996 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, up to 1,003,331 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be issued in connection with the proposed merger (the "Merger") of First Public Savings Bank, F.S.B. ("First Public") with and into Cathay Bank, a California chartered bank and a wholly-owned subsidiary of the Company ("CB") pursuant to an Agreement and Plan of Merger dated May 30, 1996 (the "Agreement") and related Merger Agreement among the Company, First Public and CB.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

         (a) The Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of July 29, 1996, and further certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (b) The Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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Cathay Bancorp, Inc.
October 1, 1996                                                           Page 2


         (c) A Certificate of the Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the Merger have been provided to us; and
               (ii) certifying as to certain factual matters;

         (d)   The Registration Statement;

         (e)   The Agreement;

         (f)   Merger Agreement included as Exhibit A to the Agreement; and

         (g) A Certificate of American Stock Transfer and Trust Company, Transfer Agent to the Company, to the effect that, as of September 26, 1996, there were 7,950,981 shares of Common Stock issued and outstanding.

         This opinion is limited to the general corporate laws of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the currently unissued Shares to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Registration Statement, the Agreement and the Merger Agreement; (iii) the Merger Agreement is executed in the form contained in Exhibit A to the Agreement; (iv) the shareholders of First Public approve the Merger; and (v) all applicable securities laws are complied with, it is our opinion that the Shares, when issued by the Company, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that come to our attention after the date of this opinion.
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Cathay Bancorp, Inc.
October 1, 1996                                                           Page 3

         We hereby consent to the filing of this opinion as an exhibit to, and our being named under the heading "Legal Matters" in, the Registration Statement.


                                            Very truly yours,



                                            HELLER EHRMAN WHITE & MCAULIFFE